EXHIBIT 10.23
THIRD SECURITIES PURCHASE AGREEMENT

This Third Securities Purchase Agreement (the “Agreement”) dated as of October 29, 2010, by and among Brainy Acquisitions, Inc., a Georgia corporation, with headquarters located at 460 Brogdon Rd., Suite 400, Suwanee, GA 30024 (the “Company”), and the purchaser identified on the signature page hereto (including its successors and assigns (the “Purchaser”)).

WHEREAS, the Purchaser desires to purchase from the Company a third secured debenture in the principal amount of $200,000 in substantially the form attached hereto as Exhibit A (the “Third Debenture”);

WHEREAS, the Company’s obligations under the Third Debenture are secured by substantially all of the assets of the Company pursuant to a certain second amended and restated security agreement dated on or about the date hereof between the Company and the Purchaser (the “Second Amended and Restated Security Agreement”);

WHEREAS, this Agreement, the Second Amended and Restated Security Agreement, and the Third Debenture are collectively referred to as the “Transaction Documents”;

WHEREAS, the Company desires that Purchaser purchase the Third Debenture;

NOW, THEREFORE, in consideration of the foregoing and on the basis of the respective representations, warranties, covenants, agreements, undertakings and obligations set forth herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

PURCHASE AND SALE OF THE THIRD DEBENTURE

1.1           Purchase and Sale of Third Debenture.  Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell, assign, transfer and deliver to Purchaser and Purchaser hereby agrees to purchase at the Closing (as defined in Section 2) and accept delivery from the Company, the Third Debenture free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever, for the consideration specified herein.

ARTICLE 2

CLOSING

2.1           Closing.  As used herein the Closing Date shall mean the day when all conditions precedent to (i) the Purchaser’s obligations to purchase the Third Debenture and (ii) the Company’s obligations to issue the Third Debenture have been satisfied or waived.  On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company shall sell and the Purchaser shall purchase the Third Debenture. The closing of the purchase and sale of the Third Debenture is referred to herein as the “Closing”.

The Closing Date shall occur on October 29, 2010, at the offices of Sichenzia Ross Friedman Ference LLP, New York, New York 10066, at 10:00 a.m., or at such other time and place as the parties may agree.

2.2  Deliveries.

       (a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser:

(i)   this Agreement duly executed by the Company;

(ii)  a Third Debenture in the principal amount equal to $200,000;

(iii)  the Second Amended and Restated Security Agreement duly executed by the Company;

(iv)  a search confirming that the “all assets” UCC-1 financing statement previously filed in favor of the Purchaser by the Company’s counsel in the State of Georgia continues to provide Purchaser with a paramount and first priority security interest in the Collateral pursuant to the Second Amended and Restated Security Agreement;

(v)  An opinion of counsel, independent to the Company in form and substance acceptable to Purchaser, stating that: (i) the Company is validly organized and in good standing in the State of Georgia, (ii) the Company has full authority to carry out the terms of the Transaction Documents, (iii) the Company has taken all necessary and appropriate action to authorize the execution and delivery of the Transaction Documents, and (iv) the Transaction Documents are enforceable in accordance with their terms, against Company. The opinion will further contain such additional matters reasonably required by Purchaser’s counsel; and

      (b)  On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company:

         (i)  this Agreement duly executed by the Purchaser;

         (ii)  the amount of $200,000 by wire to the account specified in writing by the Company; and

         (iii) the Second Amended and Restated Security Agreement duly executed by the Purchaser.

   2.3   Closing Conditions

      (a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)  the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein; and

(ii)   the delivery by the Purchaser of the items set forth in Section 2.2 (b);

 (b)  The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)  the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall been performed; and

(iii)  the delivery by the Company of the items set forth in Section 2.2 (a).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.           Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser as follows:

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of Georgia, and is qualified in no other state.

(b)           This Agreement has been duly executed and delivered by Company and constitutes the valid, binding and enforceable obligation of Company, subject to the applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and rights of stockholders.

(c)           The Company has full power and authority to sell and transfer the Third Debenture to Purchaser without obtaining the waiver, consent, order or approval of (i) any state or federal governmental authority or (ii) any third party or other person.  The Company has the corporate power, authority and capacity to carry on its business as presently conducted.

(d)           Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or By-Laws of the Company or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company is a party to or by which the Company is bound.

(e)           The Company has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the Company.  The Company is not in violation of any of the provisions of its certificate of incorporation or by-laws.  No consent, approval or agreement of any individual or entity is required to be obtained by the Company in connection with this Agreement.

                (f)           There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Company’s best knowledge, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such).  There is no judgment, decree or order against the Company that could prevent, enjoin, alter or delay any of the transactions contemplated by the Transaction Documents.

(j)           There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Company) pending or, to the Company’s knowledge, threatened against the Company or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.  No bankruptcy, receivership or debtor relief proceedings are pending or, to the best of the Company’s knowledge, threatened against the Company.

(k)           The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign laws, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business.  References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

 (l)           All representations, covenants and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing date with the same effect as though the same had been made on and as of such date.

(m)           The Company has the corporate power, authority and capacity to carry on its business as presently conducted.

(n)    The Company will immediately notify the Purchaser in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might be materially adverse to the financial condition of the Company.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.           Representations and Warranties of Buyer.  The Purchaser hereby represents and warrants to the Company as follows:

(a)  Organization; Authority.  Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement.   and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Purchaser.  This Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Own Account.  Purchaser understands that the Third Debenture constitutes “restricted securities” and has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and is acquiring the Third Debenture as principal for its own account and not with a view to or for distributing or reselling such Third Debenture or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Third Debenture in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Third Debenture (this representation and warranty not limiting Purchaser’s right to sell the Third Debenture pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.

(c)  Purchaser Status.  At the time Purchaser was offered the Third Debenture, as of the date hereof it is, and as of the date of the Closing it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.  Purchaser has (i) a preexisting personal or business relationship with the Company or one or more of its directors, officers or control persons or (ii) by reason of Purchaser’s business or financial experience Purchaser is capable of evaluating the risks and merits of this investment and of protecting Purchaser’s own interests in connection with an investment in the Third Debenture.

(d)  Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Third Debenture, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Third Debenture and, at the present time, is able to afford a complete loss of such investment.

(e)  General Solicitation.  Purchaser is not purchasing the Third Debenture as a result of any advertisement, article, notice or other communication regarding the Third Debenture published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)  Receipt of Information.  Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Third Debenture.  Purchaser further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Third Debenture and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of Purchaser to rely thereon.

ARTICLE 5

MISCELLANEOUS

5.1           Use of Proceeds. The Company shall use $95,000 of the net proceeds from the sale of the Third Debenture as working capital for the Company’s business of the production, distribution and sale of educational DVDs, books, games and toys for babies, toddlers and pre-schoolers in which business the Company engages based upon its recent acquisition and $100,000 of the net proceeds from the sale of the Third Debenture for the purchase of the 5,400,000 restricted shares of common stock of Enter Corp., a Delaware corporation, in connection with a “reverse transaction” pursuant to which the Company shall become a wholly-owned subsidiary of Enter Corp. (the “Reverse Transaction”). Pending the closing of the Reverse Transaction, $100,000 of the net proceeds from the sale of the Third Debenture shall be held in escrow pursuant to the terms of the escrow agreement, dated on or about the date hereof, among the Company, the Purchaser, and Sichenzia Ross Friedman Ference LLP, as escrow agent.

5.2           Further Assurances.  By its signature hereto, each party consents and agrees to all of the transactions contemplated hereby.  Each party hereto shall execute, deliver, file and record any and all instruments, certificates, agreements and other documents, and take any and all other actions, as reasonably requested by any other party hereto in order to consummate the transactions contemplated hereby.

5.3           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made if (i) sent by registered or certified mail, return receipt requested, postage prepaid, (ii) hand delivered, (iii) sent by prepaid overnight carrier, with a record of receipt or (iv) sent by facsimile (with confirmation of receipt), to the parties at the following address (or at such other addresses as shall be specified by the parties by like notice):

(i)           To the Company:

            Brainy Acquisitions, Inc.
            460 Brogdon Rd., Suite 400
            Suwanee, GA 30024
            Fax:
            Attention:

            With a copy to:
            Sichenzia Ross Friedman Ference LLP
            61 Broadway
            New York 10006
            Fax:  (212) 930-9725
            Attention:  David B. Manno, Esq.

                                (ii)           To Purchaser:

                                                FLM Holdings LLC
            8 Hop Brook Lane
Holmdel, New Jersey 07733
                                                Fax:
                                                Attention:

            With a copy to:
             Sonnenblick parker & Selvers, P.C.
             4400 U.S. Highway 9 South
             Suite 3000
             Freehold, New Jersey 07728
             Fax:  (732) 431-1234
             Attention:  Jerome M. Selvers, Esq.

Each notice or other communication shall be deemed to have been given on the date received.

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5.4           Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

5.5           Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

5.6           Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

5.7           Governing Law and Jurisdiction.  This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State of New York.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts.

5.8           Severability.  If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

5.9           Amendments.  This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

5.10.           Amendments to First and Second Debentures.  The Company and the Purchaser agree that the debenture, in the principal amount of $110,000, dated September 22, 2010 (the “First Debenture”), and the second debenture, in the principal amount of $190,000, dated September 29, 2010 (the “Second Debenture”) (the First Debenture, the Second Debenture and the Third Debenture collectively being the “Purchaser’s Debentures”), are amended, such that: (i) the definition of “Financing Date” in the First Debenture and the Second Debenture shall be the same as the definition of “Financing Date” in the Third Debenture; and (ii) the occurrence of an Event of Default under either one or more of the First Debenture, the Second Debenture and/or the Third Debenture shall constitute Events of Default under all of the Purchaser’s Debentures.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above

BRAINY ACQUISITIONS, INC

By:	/s/Tony J. Erwin
Tony J. Erwin
President

FLM HOLDINGS, LLC

By:	/s/Sam DelPresto
Same DelPresto
Managing Member

7

Exhibit A

Third Debenture